Exhibit 4.2

         NUMBER                                                       SHARES
AWB
                                     [Logo]

                               Arch Wireless, Inc.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
         THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA OR NEW YORK, NY

   CLASS B
COMMON STOCK                                 CUSIP     039392 30 3
PAR VALUE $0.01                              SEE REVERSE FOR CERTAIN DEFINITIONS
                                                      OR OTHER LEGENDS
THIS CERTIFIES that


is the owner of

       FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS B COMMON STOCK OF

ARCH WIRELESS, INC. (hereinafter referred to as the "Corporation") transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Restated Certificate of Incorporation and Bylaws of the Corporation, as amended from time to time (copies of which are on file with the Corporation). This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

     /s/ Gerald J. Cimmino          [Seal]          /s/ C.E. Baker, Jr.


    Vice President and Treasurer                    Chairman and Chief
                                                     Executive Officer




COUNTERSIGNED AND REGISTERED:

         EquiServe Trust Company, N.A.

                      TRANSFER AGENT AND REGISTRAR,

BY

         /s/ Charles V. Rossi

                                Authorized Signature.

                               ARCH WIRELESS, INC.

     The Corporation has more than one class of stock authorized to be issued. The Corporation will furnish without charge to each stockholder, upon written request, a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation as set forth in the Restated Certificate of Incorporation and amendments thereof.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Arch Wireless, Inc., f/k/a Arch Communications Group, Inc. (the "Corporation") and The Bank of New York (the "Rights Agent") dated as of October 13, 1995, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - _______________ Custodian _______________
TEN ENT - as tenants by the entireties                             (Cust)                      (Minor)
JT TEN  - as joint tenants with right of                        under Uniform Gifts to Minors
          survivorship and not as tenants                       Act __________
          in common                                                   (State)


     Additional abbreviations may also be used though not in the above list.

For value received, ____________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________________

_______________________________________________________________________________
    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________ Shares
of the Class B Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint______________________________________________

_______________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.
Dated,____________________

                                        _______________________________________
                                        (The signature to this assignment must
                                        correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.)

          Signature(s) Guaranteed:  ____________________________________________
                                    THE SIGNATURE(S)  SHOULD BE GUARANTEED BY AN
                                    ELIGIBLE   GUARANTOR   INSTITUTION   (BANKS,
                                    STOCKBROKERS,  SAVINGS AND LOAN ASSOCIATIONS
                                    AND  CREDIT  UNIONS  WITH  MEMBERSHIP  IN AN
                                    APPROVED   SIGNATURE   GUARANTEE   MEDALLION
                                    PROGRAM), PURSUANT TO S.E.C. Rule 17Ad-15.

The shares represented by this certificate may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.